Exhibit (i)

K&L GATES LLP 1601 K STREET, N.W. WASHINGTON, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

February 26, 2019

Direxion Shares ETF Trust

1301 Avenue of the Americas (6th Avenue)

28th Floor

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to Direxion Shares ETF Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 239 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-150525; 811-22201) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about February 26, 2019, registering an indefinite number of shares of beneficial interest in the series of the Trust listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectuses and statements of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;
(ii)	the Trust’s certificate of trust, governing instrument, and by-laws in effect on the date of this opinion letter;
(iii)

the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Shares of each series and the authorization for issuance and sale of the Shares; and

(iv)	the exemptive orders applicable to the Trust issued by the Commission under the Investment Company Act permitting any Trust series to operate as an exchange-traded fund (the “Exemptive Orders”).

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents

February 26, 2019 Page 2

submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have also assumed compliance by the applicants for the Exemptive Orders with each of the conditions contained in the related exemptive applications, as amended. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Legal Counsel” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

February 26, 2019 Page 3

Schedule A

ACTIVELY MANAGED FUND

Direxion Auspice Broad Commodity Strategy ETF

NON-LEVERAGED FUNDS

Direxion All Cap Insider Sentiment Shares

Direxion NASDAQ-100® Equal Weighted Index Shares

Direxion Zacks MLP High Income Index Shares

1X FUNDS

Direxion Daily S&P 500® Bear 1X Shares

Direxion Daily 7-10 Year Treasury Bear 1X Shares

Direxion Daily 20+ Year Treasury Bear 1X Shares

Direxion Daily Total Bond Market Bear 1X Shares

Direxion Daily CSI 300 China A Share Bear 1X Shares

Direxion Daily Small Cap Bear 1X Shares

Direxion Daily Municipal Bond Taxable Bear 1X Shares

Direxion Daily MSCI China A Bear 1X Shares

Direxion Daily CSI China Internet Index Bear 1X Shares

Direxion Daily MSCI Real Estate Bear 1X Shares

2X BULL FUNDS

Direxion Daily S&P 500® Bull 2X Shares

Direxion Daily Small Cap Bull 2X Shares

Direxion Daily CSI 300 China A Share Bull 2X Shares

Direxion Daily CSI China Internet Index Bull 2X Shares

Direxion Daily MSCI European Financials Bull 2X Shares

Direxion Daily MSCI China A Bull 2X Shares

Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 2X Shares

Direxion Daily Preferred Stock Bull 2X Shares

2X BEAR FUNDS

Direxion Daily High Yield Bear 2X Shares

Direxion Daily MSCI European Financial Bear 2X Shares

3X BULL FUNDS

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily S&P 500® Bull 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily MSCI Brazil Bull 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily MSCI Developed Markets Bull 3X Shares

Direxion Daily MSCI Emerging Markets Bull 3X Shares

February 26, 2019 Page 4

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily MSCI India Bull 3X Shares

Direxion Daily MSCI Japan Bull 3X Shares

Direxion Daily Latin America Bull 3X Shares

Direxion Daily Russia Bull 3X Shares

Direxion Daily MSCI South Korea Bull 3X Shares

Direxion Daily S&P Biotech Bull 3X Shares

Direxion Daily Energy Bull 3X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Gold Miners Index Bull 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Homebuilders & Supplies Bull 3X Shares

Direxion Daily Junior Gold Miners Index Bull 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares

Direxion Daily MSCI Real Estate Bull 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares

Direxion Daily Regional Banks Bull 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily Aerospace & Defense Bull 3X Shares

Direxion Daily Industrials Bull 3X Shares

Direxion Daily Transportation Bull 3X Shares

Direxion Daily Utilities Bull 3X Shares

Direxion Daily MSCI Mexico Bull 3X Shares

Direxion Daily EURO STOXX 50® Bull 3X Shares

Direxion Daily Pharmaceutical & Medical Bull 3X Shares

Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 3X Shares

Direxion Daily Consumer Discretionary Bull 3X Shares

Direxion Daily Consumer Staples Bull 3X Shares

Direxion Daily Dow 30 Bull 3X Shares

Direxion Daily Metals & Mining Bull 3X Shares

Direxion Daily MSCI Canada Bull 3X Shares

Direxion Daily MSCI Italy Bull 3X Shares

Direxion Daily Preferred Stock Bull 3X Shares

Direxion Daily Communication Services Index Bull 3X Shares

3X BEAR FUNDS

Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily S&P 500® Bear 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily FTSE China Bear 3X Shares

February 26, 2019 Page 5

Direxion Daily MSCI Developed Markets Bear 3X Shares

Direxion Daily MSCI Emerging Markets Bear 3X Shares

Direxion Daily Russia Bear 3X Shares

Direxion Daily S&P Biotech Bear 3X Shares

Direxion Daily Energy Bear 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Gold Miners Index Bear 3X Shares

Direxion Daily Junior Gold Miners Index Bear 3X Shares

Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily MSCI Real Estate Bear 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares

Direxion Daily Regional Banks Bear 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Consumer Discretionary Bear 3X Shares

Direxion Daily Consumer Staples Bear 3X Shares

Direxion Daily Dow 30 Bear 3X Shares

Direxion Daily Aerospace & Defense Bear 3X Shares

Direxion Daily Industrials Bear 3X Shares

Direxion Daily Metals & Mining Bear 3X Shares

Direxion Daily Pharmaceutical & Medical Bear 3X Shares

Direxion Daily Transportation Bear 3X Shares

Direxion Daily Utilities Bear 3X Shares

Direxion Daily MSCI Canada Bear 3X Shares

Direxion Daily MSCI Italy Bear 3X Shares

Direxion Daily MSCI Mexico Bear 3X Shares

Direxion Daily EURO STOXX 50® Bear 3X Shares

Direxion Daily Communication Services Index Bear 3X Shares